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                                                                   EXHIBIT 10.3

                               CINEMARK USA, INC.
                            LONG TERM INCENTIVE PLAN

                                   ARTICLE I.
                                    PURPOSES

         1.1 Purpose of Plan. The purposes of the Cinemark USA, Inc. Long Term Incentive Plan (the "Plan") are to advance the interests of Cinemark USA, Inc. (the "Company") and its shareholders by providing significant incentives to selected officers and employees of the Company and its Subsidiaries (as defined herein) and to enhance the interest of such officers and employees in the Company's success and progress by providing them with an opportunity to become shareholders of the Company. Further, the Plan is designed to enhance the Company's ability to attract and retain qualified management and other personnel necessary for the success and progress of the Company. The Plan provides for (i) Incentive Option grants, (ii) Nonqualified Option grants, (iii) stock appreciation rights grants, (iv) Phantom Stock grants, (v) Restricted Shares grants, and (vi) Performance Share and Performance Share Units awards.

                                   ARTICLE II.
                                   DEFINITIONS

         2.1 Definitions. Certain terms used herein shall have the meaning below stated.

                  (a) "Board" or "Board of Directors" means the Board of Directors of the Company.

                  (b) "Code" means the Internal Revenue Code of 1986, as amended.

                  (c) "Committee" means the committee of directors appointed by the Board to administer the Plan pursuant to Article VII hereof.

                  (d) "Common Stock" means the authorized Class B common stock of the Company, par value $.01 per share, as constituted on the date the Plan becomes effective.

                  (e) "Company" means Cinemark USA, Inc., a Texas corporation.

                  (f) "Disabled" shall have the meaning ascribed to such term in
         Section 6.2.

                  (g) "Employee" means an officer or other employee of the Company or a Subsidiary.

                  (h) "Fair Market Value" on any date for which fair market value is to be determined hereunder means (i) the reported closing price on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading, or, (ii) if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotation National Market (the "NASDAQ National Market"), or, (iii) if the shares of Common Stock are not quoted on the NASDAQ National Market, the average of the highest reported bid and the lowest report asked prices as furnished by the National


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         Association of Securities Dealers, Inc. (the "NASD") through NASDAQ, or, (iv) if not so reported through NASDAQ as reported through the National Quotation Bureau, Incorporated ("NQBI") or a similar organization if NASDAQ or NQBI is no longer reporting such information. For Options approved at such times as the Common Stock is not reported or quoted by any such organization (including options approved prior to the initial public stock offering of the Company), the fair market value of the shares of Common Stock shall be the fair market value thereof determined in good faith by the Committee. In addition to the above rules, Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse. For purposes of determining the exercise price for an Incentive Option, the Fair Market Value shall be the value of the Common Stock on the date immediately preceding the date of grant based on quoted prices as determined above, or, if not quoted, based on the good faith determination of the Committee.

                  (i) "Incentive Option" means an Option intended to qualify as an incentive option under Section 422 of the Code.

                  (j) "Nonqualified Option" means an Option that is not intended to qualify as an Incentive Option.

                  (k) "Participant" means an Employee to whom Phantom Shares, Restricted Shares or Performance Share Units have been granted or awarded under the Plan.

                  (l) "Performance Cycle" means the period of time, designated by the Committee, over which Performance Shares may be earned.

                  (m) "Performance Shares" means shares of Common Stock granted pursuant to Section 5.9 of the Plan which may be subject to the restrictions and other terms and conditions prescribed in the Plan.

                  (n) "Performance Share Units" means contingent rights to receive Performance Shares pursuant to Section 5.9 of the Plan.

                  (o) "Option" means an option to purchase Common Stock granted by the Company to an Employee pursuant to Article V hereof.

                  (p) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms of an Option granted under the Plan.

                  (q) "Optionee" means an Employee to whom an Option has been granted under the Plan.

                  (r) "Participant" means an Employee to whom Restricted Shares or Performance Share Units have been awarded under the Plan.

                  (s) "Plan" means the Cinemark USA, Inc. Long Term Incentive Plan, as set forth herein and as from time to time amended.


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                  (t) "Publicly Traded" shall mean corporate stock that is
         listed or admitted to unlisted trading privileges on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or if sales or bid and offer quotations are reported for that class of stock on the NASDAQ National Market.

                  (u) "Restricted Shares" means the shares that are awarded to an Employee pursuant to this Section which on the date of award are both nontransferable and subject to a substantial risk of forfeiture.

                  (v) "Restricted Period" means the period during which the Restricted Shares remain nontransferable and subject to the substantial risk of forfeiture.

                  (w) "Subsidiary" means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

                                  ARTICLE III.
                   SHAREHOLDER APPROVAL; RESERVATION OF SHARES

         3.1 Shareholder Approval. The Plan shall become effective only if, within 12 months from the date the Plan is adopted by the Board, the Plan is approved by the affirmative vote of the holders of a majority of the shares of capital stock of the Company entitled to vote thereon, or by the unanimous written consent of such holders, in accordance with the applicable provisions of the Articles of Incorporation and Bylaws of the Company and applicable state law.

         3.2 Shares Reserved Under Plan. The aggregate number of shares of Common Stock which may be issued upon the exercise of Options granted under the Plan shall not exceed 9,794 shares, all or any part of which may be issued pursuant to Options (as may be adjusted pursuant to Section 9.4 of the Plan). If stock appreciation rights are granted with respect to any Options under this Plan, the total number of shares of stock for which Options granted under this Plan may thereafter be exercised shall be irrevocably reduced not only when there is an exercise of an Option granted under the Plan, but also when such Option is surrendered upon an exercise of a stock appreciation right granted under this Plan, in either case by the number of shares covered by the portion of such Option which is exercised or surrendered. When the exercise price for an Option granted under this Plan is paid with previously outstanding shares or with shares as to which the Option is being exercised, as permitted in Section 5.7, the total number of shares of stock for which Options granted under this Plan may thereafter be exercised shall be irrevocably reduced by the total number of shares for which such Option is thus exercised. Shares of Common Stock issued upon the exercise of Options granted under the Plan or other awards under the Plan may consist of either authorized but unissued shares or shares which have been issued and which shall have been heretofore or shall be hereafter reacquired by the Company. The total number of shares authorized under the Plan shall be subject to increase or decrease in order to give effect to the provisions of Section 9.4 hereof and to give effect to any amendment adopted pursuant to Article VIII. If any Option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the number of shares as to which such Option was not exercised shall again be available for purposes of the Plan. The


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Company shall at all times while the Plan is in effect reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

                                   ARTICLE IV.
                              PARTICIPATION IN PLAN

         4.1 Eligibility. Options under the Plan may be granted and other awards under the Plan may be made to any Employee of the Company or a Subsidiary. The Committee shall determine those Employees to whom Options shall be granted, and, subject to Section 3.2 hereof, the number of shares of Common Stock subject to each such Option. Incentive Options or Nonqualified Options may be granted to an Employee. The grant of an Option to an Employee shall not be deemed either to entitle the Employee to, or disqualify the Employee from, participation in any other grant of Options under the Plan. The grant of an Option or the making of any other award under the Plan to an Employee shall not be deemed either to entitle the Employee to, or disqualify the Employee from, participation in any other grant of Options or awards under the Plan.

         4.2 Participation Not Guarantee of Employment. Nothing in this Plan or in any Option Agreement or other award agreement shall in any manner be construed to limit in any way the right of the Company or any Subsidiary to terminate an Employee's employment at any time, without regard to the effect of such termination on any rights such Employee would otherwise have under this Plan, or give any right to an Employee to remain employed or retained by the Company or a Subsidiary thereof in any particular position or at any particular rate of compensation.

         4.3 Effect of Plan. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any Employee any right to be granted an Option to purchase Common Stock of the Company or any other rights except as may be evidenced by the Option Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Options granted hereunder shall not affect in any way the right of the Board, the Committee or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, or shares of preferred stock ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding. Nothing contained in the Plan or in any Option Agreement for an Option granted thereunder shall confer upon any Employee any right to (i) continue in the employ of the Company or any of its Subsidiaries or (ii) interfere in any way with the right of the Company or any of its Subsidiaries to terminate his or her employment at any time.

                                   ARTICLE V.
                   GRANT AND EXERCISE OF OPTIONS; OTHER AWARDS

         5.1 Grant of Options. The Committee may from time to time in its discretion grant Options to Employees. All Options under the Plan shall be granted within ten years from the


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date the Plan is adopted by the Board or the date the Plan is approved by holders of the capital stock of the Company, entitled to vote thereon, whichever is earlier.

         5.2 Incentive Stock Options. The Committee may authorize the grant of Incentive Options subject to the terms and conditions set forth herein. The grant of an Incentive Option shall be evidenced by a written Incentive Option Agreement between the Company and the Optionee, setting forth the number of shares of Common Stock subject to the Incentive Option evidenced thereby and the terms, conditions and restrictions applicable thereto. The aggregate Fair Market Value (determined as of the date immediately preceding the date the Incentive Option is granted) of the Common Stock with respect to which Incentive Options granted under all incentive stock option plans of the Company and its Subsidiaries are exercisable for the first time by the Optionee during any calendar year shall not exceed $100,000 or such other threshold in accordance with applicable law.

         5.3 Nonqualified Stock Options. The Committee may authorize the grant of Non-qualified Options subject to the terms and conditions set forth herein. The grant of a Nonqualified Option shall be evidenced by a written Nonqualified Option Agreement between the Company and the Optionee, setting forth the number of shares of Common Stock subject to the Nonqualified Option evidenced thereby and the terms, conditions and restrictions applicable thereto.

         5.4 Stock Appreciation Rights. An Option Agreement may provide, if the Committee so determines, that upon exercise of the Option, the Committee may elect to have the Company pay, in lieu of receipt from the Optionee of the exercise price and issuance of certificates for the shares of stock exercised, an amount equal to the excess of the Fair Market Value per share on the date of exercise over the per share exercise price under the Option, multiplied by the number of shares covered by the Option or portion thereof being exercised (the "Stock Appreciation"). If such an election is made, the Stock Appreciation shall be paid to the Optionee either in cash or in Common Stock (based on the fair market value of such stock on the date of the exercise by the Optionee), as the Committee shall determine. The Option to purchase shares shall terminate with respect to the number of shares for which the Stock Appreciation is paid.

         5.5 Option Agreements. Each Option granted under the Plan shall be evidenced by an Option Agreement between the Company and the Optionee in such form as the Committee shall approve and containing such provisions and conditions not inconsistent with the provisions of the Plan, including the term during which the Option may be exercised and whether in installments or otherwise, as the Committee shall determine.

         5.6 Option Terms. Options granted under the Plan shall be subject to the following requirements:

                  (a) Option Price. The exercise price of each Incentive Option granted under the Plan shall not be less than the higher of the par value or 100% of the Fair Market Value of the shares of Common Stock subject to the Option on the date the Option is granted. The exercise price of any Nonqualified Options granted under the Plan shall be determined by the Committee. The exercise price of an Option may be subject to adjustment pursuant to Section 9.4 hereof.


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                  (b) Term of Option. The term during which an Option is
         exercisable shall be that period determined by the Committee as set forth in the applicable Option Agreement, provided that no Option shall have a term that exceeds a period of ten years from the date of its grant.

                  (c) Nontransferability of Options. Any Option granted under the Plan shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and each such Option shall be exercisable during the Optionee's lifetime only by him or her. No transfer of an Option by an Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may determine necessary to establish the validity of the transfer.

                  (d) Time and Amount Exercisable. Each Option shall be exercisable in accordance with the provisions of the Option Agreement pursuant to which it is granted in whole, or from time to time in part, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions as the Committee in its discretion may specify in the Option Agreement. Any portion of an Option which has become exercisable shall remain exercisable until it is exercised in full or it terminates or expires pursuant to the terns of the Plan or the applicable Option Agreement.

                  (e) Options Granted to Ten Percent Shareholders. No Incentive Option shall be granted to any Employee who owns, directly or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless at the time the Option is granted, the exercise price of the Option is at least 110% of the Fair Market Value of the Common Stock subject to such Option and such Option, by its terms, is not exercisable after the expiration of five years from the date such Option is granted. The provisions of this Section 5.4(e) shall not apply to the grant of Nonqualified Options.

         5.7 Payment of Exercise Price and Delivery of Shares.

                  (a) Manner of Exercise. Shares of Common Stock purchased upon exercise of Options shall at the time of purchase be paid for in full. The Company shall satisfy its employment tax and other tax withholding obligations by requiring the Optionee (or such Optionee's estate or representative) to pay the amount of employment tax and withholding tax, if any, that must be paid under federal, state and local law due to the exercise of the Option or the related stock appreciation right, if any. To the extent that the right to purchase shares has accrued hereunder, Options may be exercised from time to time by written notice to the Company stating the full number of shares with respect to which the Option is being exercised and the time of delivery thereof, which shall be at least five (5) days after the giving of such notice unless an earlier date shall have been mutually agreed upon by the Optionee (or other person entitled to exercise the Option) and the Company, accompanied by payment to the Company of the purchase price in full and the amount of employment tax and withholding tax due, if any, upon the exercise of


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         the Option. Such payment shall be effected (i) by certified or official bank check, (ii) if so permitted by the Company, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a fair market value equal to the amount of such purchase price and employment or withholding tax or (iii) by delivery of the equivalent thereof acceptable to the Company. The Company will, as soon as reasonably possible notify the Optionee (or such Optionee's representative) of the amount of employment tax and other withholding tax that must be paid under federal, state and local law due to the exercise of the Option or the related stock appreciation right, if any. At the time of delivery, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise the Option), deliver to the Optionee (or to such other person) at the principal office of the Company, or such other place as shall be mutually agreed upon, a certificate or certificates for the shares of Common Stock; provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law. The foregoing notwithstanding, the Committee may permit in an Option Agreement, at the time of the grant of an Option or by later amendment to an Option Agreement, an alternative exercise of an Option by a "cashless exercise" with a broker or by the surrender of the Option, if the Committee so permits, in exchange for an amount, payable in cash or shares of Common Stock (except for fractional shares which shall be paid in cash) valued at Fair Market Value as of the date of such surrender, that is equal to the difference between (i) the aggregate Fair Market Value of the shares subject to the portion of the Option being exercised, minus (ii) the total exercise price for the portion of the Option being exercised, plus employment tax and other withholding tax. In the applicable Option Agreement the Committee may require an Optionee to accept either cash or shares in settlement of any Option so surrendered or may permit the Optionee to request, subject to Committee approval, cash or shares to be received in settlement. Withholding upon such an alternative exercise shall be effected by any lawful means approved by the Committee and agreed to with the Optionee.

                  (b) Rights of Optionee in Stock. Neither any Optionee nor the legal representatives, heirs, legatees or distributees of any Optionee shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock issuable upon exercise of an Option granted hereunder unless and until such shares are issued to him or her or them and such person or persons have received a certificate or certificates therefor. Upon the issuance and receipt of such certificate or certificates, such Optionee or the legal representatives, heirs, legatees or distributees of such Optionee shall have absolute ownership of the shares of Common Stock evidenced thereby, including the right to vote such shares, to the same extent as any other owner of shares of Common Stock, and to receive dividends thereon, subject, however, to the terms, conditions and restrictions of the Plan.

         5.8 Restricted Shares.

                  (a) General. The Committee, in its sole discretion, may from time to time authorize the grant of Restricted Shares to a Participant. The Committee may determine that the restrictions imposed on the Restricted Shares may lapse with respect to all of the Restricted Shares at the same time, or may lapse with respect to the Restricted Shares on


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         a pro rata basis during the Restricted Period. A certificate or certificates representing the number of Restricted Shares granted shall be registered in the name of the Participant. Until the expiration of the Restriction Period or the lapse of restrictions in the manner provided in paragraph (d) or paragraph (e) of this Section 5.8, the certificate or certificates shall be held by the Company for the account of the Participant, and the Participant shall have beneficial ownership of the Restricted Shares, including the right to receive dividends on, and the right to vote, the Restricted Shares on any matters for which the holders of such Restricted Shares are entitled to vote.

                  (b) Restrictions. Until the expiration of the Restriction Period or the lapse of restrictions in the manner provided in paragraph
         (d) or paragraph (e) of this Section 5.8, Restricted Shares shall be subject to the following restrictions and any additional restrictions that the Committee, in its sole discretion, may from time to time deem desirable in furtherance of the objectives of the Plan.

                           (i) The Participant shall not be entitled to receive
                  the certificate or certificates representing the Restricted Shares;

                           (ii) The Restricted Shares may not be sold,
                  transferred, assigned, pledged, conveyed, hypothecated, or otherwise disposed of; and

                           (iii) The Restricted Shares may be forfeited
                  immediately as provided in paragraph (d) of this Section 5.8.

                  (c) Distribution of Restricted Shares. If a Participant to whom Restricted Shares have been granted remains in the continuous employment of the Company or a Subsidiary during the entire Restriction Period, upon the expiration of the Restriction Period all restrictions applicable to the Restricted Shares shall lapse, and the certificate or certificates representing the shares of Common Stock that were granted to the Participant in the form of Restricted Shares shall be delivered to the Participant.

                  (d) Termination of Employment. If the employment of a Participant is terminated for any reason other than the retirement, disability (as hereinafter defined), or death of the Participant before the expiration of the Restriction Period, the Restricted Shares shall be forfeited immediately and all rights of the Participant to such shares shall terminate immediately without further obligation on the part of the Company or any Subsidiary. If the Participant's employment is terminated by reason of the retirement, disability or death of the Participant before the expiration of the Restriction Period, the number of Restricted Shares held by the Company for the Participant's account shall be reduced by the proportion of the Restriction Period remaining after the Participant's termination of employment, the restrictions on the balance of such Restricted Shares shall lapse on the date the Participant's employment terminated; and the certificate or certificates representing the shares of Common Stock upon which the restrictions have lapsed shall be delivered to the Participant (or, in the event of the Participant's death, to the person or persons who shall have acquired the Restricted Shares by bequest or inheritance).


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                  (e) Waiver of Restrictions. The Committee, in its sole
         discretion, may waive any or all restrictions with respect to Restricted Shares.

                  (f) Agreement. The award of Restricted Shares shall be evidenced by an agreement containing such terms and provisions as are approved by the Committee, but not inconsistent with the Plan. The Company shall execute Restricted Share agreements upon instructions from the Committee.

                  (g) Withholding. The Committee may establish rules and procedures it considers desirable in order to satisfy any obligation of the Company to withhold federal income taxes or other employment taxes with respect to any Restricted Shares awarded under the Plan.

                  (h) Section 83(b) Election. Within thirty days of the date of the transfer of the Restricted Shares to the Employee, the Employee may elect to file a Section 83(b) election with the Internal Revenue Service with respect to all or a portion of the Restricted Shares. The
         Section 83(b) election, if any, shall be filed in compliance with the Treasury regulations promulgated pursuant to Section 83(b) of the Code.

         5.9 Performance Share Unit. The Committee, in its sole discretion, may from time to time authorize the grant of Performance Share Units to a Participant. For purposes of this Section 5.9, "Performance Share Units" means the units that are awarded to an Employee pursuant to this Section which may entitle the Participant to a cash payment if certain performance targets applicable to the Company are achieved over a specified period, as provided in this Section 5.9. Performance Share Units awarded to a Participant may be settled entirely or in part by the payment of Performance Shares based on the Fair Market Value of the Common Stock on the settlement date. Performance Share Units shall entitle the Participant to Performance Shares (or cash in lieu thereof) upon the achievement of such performance goals as may be established by the Committee at the time of grant. At such time as it is certified by the Committee that the performance goals established by the Committee have been attained or otherwise satisfied, the Committee shall authorize the payment of cash in lieu of Performance Shares or the issuance of` Performance Shares registered in the name of the Participant.

         If the Participant's employment with the Company or a Subsidiary is terminated before the end of a Performance Cycle for any reason other than retirement, disability or death, the Participant shall forfeit all rights with respect to any Performance Share Units that were being earned during the Performance Cycle. The Committee, in its sole discretion, may establish guidelines providing that if a Participant's employment is terminated before the end of a Performance Cycle by reason of retirement, the Participant's rights with respect to any Performance Share Units being earned during the Performance Cycle shall, subject to the other provisions of this Section 5.9, continue as if the Participant's employment had continued through the end of the Performance Cycle.

         5.10 Phantom Stock.

                  (a) General. The Committee, in its sole discretion, may from time to time authorize the grant of Phantom Stock units to a Participant. For purposes of this Section


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         5.10, "Phantom Stock" means the aggregate number of units granted to an
         Employee pursuant to this Section which as of the date of grant shall be assigned a base unit value on a per unit basis equal to the Fair Market Value of a share of Common Stock as of the date of grant. The Participant shall be entitled to surrender all or a portion of the Phantom Stock units on and after the date or dates provided in the Phantom Stock agreement in exchange for a payment by the Company equal to the number of such units surrendered multiplied by the amount by which the Fair Market Value of the Common Stock on the date of surrender exceeds the base unit value of the units surrendered, which payment maybe made, at the Company's discretion, either in cash or in stock taken at its then Fair Market Value, or any combination of such cash and stock; provided, however, no such Phantom Stock units may be surrendered unless the Common Stock is then Publicly Traded.

                  (b) Agreement. The grant of Phantom Stock units shall be evidenced by an agreement containing such terms and provisions as are approved by the Committee, but not inconsistent with the Plan. The Company shall execute Phantom Stock agreements upon instructions from the Committee.

                  (c) Nontransferability of Phantom Stock. Any Phantom Stock units granted under the Plan shall not be transferable by the Participant other than by will or the laws of distribution, and such Phantom Stock units may be surrendered during the Participant's lifetime only by him or her. No transfer of any Phantom Stock units by a Participant by will or by law of descent distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may determine necessary to establish the validity of the transfer.

                  (d) Withholding. The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold federal income tax or other employment taxes with respect to any surrender of Phantom Stock units granted under the Plan.

         5.11 Change of Control.

                  (a) A "Change of Control" for purposes of this Plan shall mean: (i) the acquisition, by a single entity (or group of affiliated entities) that is not directly or indirectly controlled by the existing shareholders, of more than 50% of the capital stock of the Company issued and outstanding immediately prior to such acquisition; or (ii) the dissolution or liquidation of the Company or the consummation of any merger or consolidation of the Company or any sale or other disposition of all or substantially all of its assets, if the shareholders of the Company immediately before such transaction own directly or indirectly, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than 50% of the voting power of the surviving or acquiring corporation. All adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive for all purposes of the Plan and of each Option Agreement or other award agreement.


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         Upon any Change of Control, the holder of any Option shall be entitled, immediately prior to the effective date of any such Change of Control, to purchase the full number of shares not previously exercised under such Option or received his or her Restricted Shares or Performance Share Units, without regard to the periods and installments of exercisability made pursuant to Sections 5.6, 5.8 and 5.9, as applicable, if (and only if) such Option, Restricted Shares or Performance Share Units have not at that time expired or been terminated, failing which purchase, any unexercised portion shall be deemed cancelled as of the effective date of such Change of Control.

         5.12 Dissolution or Liquidation of the Company. In the event of the proposed dissolution or liquidation of the Company, the Options, Restricted Share awards and Performance Share Units granted hereunder shall terminate as of a date to be fixed by the Committee, provided that not less than 15 days' prior written notice of the date so fixed shall be given to the Optionee or Participant, and the Optionee shall have the right, during the 15-day period preceding such termination, to exercise his or her Option, Restricted Share award and Performance Share Units and purchase or receive the full number of shares not previously exercised under such Option, Restricted Share award and Performance Share Units without regard to the periods and installments of exercisability made pursuant to Sections 5.6, 5.8 and 5.9, as applicable, if (and only if) such Option, Restricted Share award and Performance Share Units have not at the time expired or been terminated, failing which purchase, any unexercised portion shall be deemed canceled as of the effective date of such liquidation or dissolution.

                                  ARTICLE VI.
                            TERMINATION OF EMPLOYMENT

         6.1 Termination of Employment for Cause. In the event that an Optionee's employment by the Company or a Subsidiary shall terminate for Cause (as hereinafter defined), the Options granted to the Optionee pursuant to this Plan shall terminate immediately upon termination of employment. For the sole purpose of this Plan, the term "Cause" shall mean "Cause" as defined in any written employment agreement in effect between the applicable Optionee and the Company or a Subsidiary, or if such Optionee is not a party to a written employment agreement in which Cause is defined, then Cause shall mean (i) the abuse of illegal drugs or other controlled substances or the intoxication of such Optionee during working hours, (ii) the arrest for, or conviction of, a felony, (iii) the unexcused absence by such Optionee from the Optionee's regular job location for more than five consecutive days or for more than the aggregate number of days permitted to the Optionee under Company vacation and sick leave policies applicable to the Optionee or (iv) any conduct or activity of such Optionee deemed injurious to the Company in the reasonable discretion of the Director of Human Resources of the Company or the Board of Directors.

         6.2 Death or Disability.

                  (a) In the event that an Optionee shall die while employed by the Company or a Subsidiary, Optionee, his or her estate, or beneficiary shall have the right to exercise for the number of shares as to which the Option might have been exercised on the date of the Optionee's death, and such right shall expire on the expiration date of the Option. In the event that an Optionee's employment by the Company or a Subsidiary is terminated because Optionee has become disabled, the Optionee shall have the right to exercise the Option at any time within one (1) year of termination of the Optionee's employment by the Company or a Subsidiary due to disability, as the case may be, only to the extent the Optionee was entitled to exercise his or her Option immediately prior to such occurrence. To the extent that the Option is not so exercised as specified above, it shall expire at the end of the applicable period. For purposes of this Plan, an Optionee shall be considered disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

                  (b) If an Optionee dies during the three-month period after the termination of his or her position as an Employee of the Company or a Subsidiary and at the time of his or her death the Optionee was entitled to exercise an Option theretofore granted to him or her, the Option shall, unless the applicable Option Agreement provides otherwise, expire three months after the date on which his or her position as an Employee of the Company or a Subsidiary terminated, but in no event, later than the date on which the Option would have expired if the Optionee had lived. Until the expiration of such three-month period, the Option may be exercised by the Optionee's executor or administrator or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of his or her death and, to the extent the Option is not so exercised, it shall expire at the end of such three-month period.

         6.3 Other Terminations. In the event that termination of employment with the Company occurs other than for Cause or for death or disability pursuant to Sections 6.1 or 6.2 above, the applicable Optionee shall have the right to exercise his or her Option at any time within three months after such termination to the extent he or she was entitled to exercise the same immediately prior to such termination. To the extent that the Option is not so exercised, it shall expire at the end of such three-month period.

         6.4 Subject to Repurchase. All shares of Common Stock purchased by an Optionee or his or her estate or beneficiary shall be subject to repurchase by the Company pursuant to Section 9.3 of this Plan.

         6.5 Alternative Provisions. The provisions of this Article VI shall apply to all Options granted under the Plan except to the extent expressly provided otherwise in any Option Agreement.

                                  ARTICLE VII.
                             ADMINISTRATION OF PLAN

         7.1 Administration. The Plan shall be administered by the Board of Directors or a Committee of the Board of Directors. If the Common Stock of the Company is Publicly Traded, the Committee shall consist of not less than two directors who shall each qualify as Non-Employee Directors (within the meaning of Item 404 of Regulation S-K of the Securities Act of 1933, as amended) and "outside directors" within the meaning of Treas. Reg. Section 1.162-27(e)(3) as may be appointed by the Board of the Company, all of whom are members of the Board. Any such committee appointed by the Board, or the Board itself during such periods as no such properly constituted and appointed committee exists, is herein referred to as the "Committee." A majority of the Committee shall constitute a quorum thereof and the actions of a majority of the Committee approved at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be the actions of the Committee. Vacancies occurring on the Committee shall be filled by the Board. The Committee shall have full and final authority (i) to interpret the Plan and each of the Option Agreements and other award agreements evidencing Phantom Stock, Restricted Shares and Performance Share Units, (ii) to prescribe, amend and rescind rules and regulations, if any, relating to the Plan, (iii) to make all determinations necessary or advisable for the administration of the Plan and
(iv) to correct any defect, supply any omission and reconcile any inconsistency in the Plan and any Option Agreement and other award agreements evidencing Phantom Stock, Restricted Shares and Performance Share Units. The determination by the Committee in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons, including, without limitation, the Company, the shareholders of the Company, the Committee, and each of the members thereof, and the Optionees and the Participants and their respective successors in interest.

         7.2 Liability. No member of the Board or any Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Board or any Committee in connection with the Plan, except for his or her own willful misconduct or gross negligence (unless the Company's Articles of Incorporation or Bylaws, or any indemnification agreement between the Company and such person, in each case in accordance with applicable law, provides otherwise). The Board and any Committee shall have power to engage outside consultants, auditors or other professional help to assist in the fulfillment of the duties or the Board or any Committee under the Plan at the Company's expense.

         7.3 Determinations. In making its determinations concerning the Optionees who shall receive Options and awards of Phantom Stock, Restricted Shares and Performance Share Units and the Participants who shall receive awards of Phantom Stock, Restricted Shares and Performance Share Units as well as the number of shares to be covered thereby and the time or times at which they shall be granted, the Committee shall take into account the nature of the services rendered by the respective Optionees and Participants, their past, present and potential contribution to the Company's success and such other factors as the Committee may deem relevant. The Committee shall determine the form of Option Agreements and other award agreements evidencing Phantom Stock, Restricted Shares and Performance Share Units under the Plan and the terms and conditions to be included therein, provided such terms and conditions are not inconsistent with the terms of the Plan, the Company's Articles of Incorporation or Bylaws. The Committee may waive any provisions of any Option Agreement or award agreement, provided such waiver is not inconsistent with the terms of the Plan, the Company's Articles of Incorporation or Bylaws. The determinations of the Committee under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options, Phantom Stock, Restricted Shares or Performance Share Units under the Plan, whether or not such persons are similarly situated.

         7.4 Financial Assistance. The Company is vested with authority under this Plan to assist any Employee to whom an Option is granted hereunder in the payment of the purchase price payable on exercise of that Option by lending the amount of such purchase price to such Employee on such terms and at such rates of interest and upon such security (or unsecured) as shall have been authorized by or under authority of the Board.

                                  ARTICLE VIII.
                        AMENDMENT AND TERMINATION OF PLAN

         8.1 Amendment of Plan. The Plan may be amended at any time and from time to time by the Board, but no amendment which (i) increases the aggregate number of shares of Common Stock which may be issued pursuant to Options granted under the Plan or (ii) changes the class of individuals eligible to be granted Options, shall be effective unless and until the same is approved by the affirmative vote of the holders of a majority of the shares of the capital stock of the Company entitled to vote thereon, or the unanimous written consent of such holders, in accordance with the applicable provisions of the Articles of Incorporation and Bylaws of the Company and applicable state law. No amendment to the Plan shall, without the consent of an Optionee or Participant, as applicable, affect such Optionee's or Participant's rights under an outstanding Option Agreement, Phantom Stock grant, Restricted Share award or Performance Share Unit award.

         8.2 Other Option Provisions. Options, Restricted Share awards or Performance Share Units granted under this Plan shall contain such other terms and provisions which are not inconsistent with this Plan as the Board or Committee may authorize, including but not limited to (a) vesting schedules governing the exercisability of such Options, (b) provisions for acceleration of such vesting schedules in certain events, (c) arrangements whereby the Company may fulfill any tax withholding obligations it may have in connection with the exercise of such Options, (d) provisions imposing restrictions upon the transferability of stock acquired on exercise of such Option, whether required by this Plan or applicable securities laws or imposed for other reasons, and (e) provisions regarding the termination or survival of any such Option upon the Optionee's death, retirement or other terminations of employment and the extent, if any, to which any such Option may be exercised after such event. Incentive Options shall contain the terms and provisions required of them under the Code.

         8.3 Termination. The Board may, at any time, terminate the Plan as of any date specified in a resolution adopted by the Board. If not earlier terminated, the Plan shall terminate on __________, 2008. No Options, Phantom Stock, Restricted Shares or Performance Share Units may be granted or awarded after the Plan has terminated but the Committee shall continue to supervise the administration of Options, Phantom Stock, Restricted Shares or Performance Share Units previously granted or awarded.

         8.4 Tax Status of Options. To the extent applicable, the Plan is intended to permit the issuance of Options to Employees in accordance with the provisions of Section 422 of the Code. Subject to the provision of Section 8.1 of the Plan; the Plan and Option Agreements may be modified or amended at any time, both prospectively and retroactively, and in a manner that may affect Options previously granted, if such amendment or modification is necessary for the Plan and Options granted hereunder to qualify under said provision of the Code. All Options granted under the Plan to Employees shall be intended to qualify as incentive stock options under Section 422 of the Code to the extent that any portion of the Options granted meet the requirements of Section 422 of the Code. To the extent that any portion of the Options granted under the Plan do not meet the requirements of Section 422 of the Code, such Options shall be deemed to be Nonqualified Options. Nothing in the Plan shall be deemed to prohibit the issuance of Nonqualified Options to Employees under the Plan.

                                   ARTICLE IX.
                            MISCELLANEOUS PROVISIONS

         9.1 Restrictions Upon Grant of Options. If the listing upon any stock exchange or the registration or qualification under any federal or state law of any shares of Common Stock to be issued on the exercise of Options granted under the Plan (whether to permit the grant of Options the issuance of shares of Common Stock to any permitted transferee or the resale or other disposition of any such shares of Common Stock by or on behalf of the Optionees receiving such shares) should be or become necessary or desirable, the Board in its sole discretion may determine that delivery of the certificates for such shares of Common Stock shall not be made until such listing, registration or qualification shall have been completed. The Company agrees that it will use its reasonable best efforts to effect any such listing, registration or qualification; provided, however, that the Company shall not be required to use its reasonable best efforts to effect such registration under the Securities Act of 1933 other than on Form S-8 or such other forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8. The previous sentence does not grant an Optionee registration rights with respect to Common Stock In no event shall the Company be required to register shares of Common Stock for issuance to a permitted transferee and any requested exercise of Options by a permitted transferee shall be subject to any applicable prior registration of the shares of Common Stock issuable upon such exercise.

         9.2 Restrictions Upon Resale of Unregistered Stock. Each Optionee shall, if the Company deems it advisable, represent and agree in writing (i) that any shares of Common Stock acquired by such Optionee pursuant to this Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an exemption from registration under said Act, (ii) that such Optionee is acquiring such shares of Common Stock for his or her own account and not with a view to the distribution thereof and (iii) to such other customary matters as the Company may request. In such case, no shares of Common Stock shall be issued to such Optionee unless such Optionee provides such representations and agreements and the Company is reasonably satisfied that such representations and agreements are correct.

         9.3 Repurchase by the Company.

                  (a) So long as the Common Stock subject to this Plan is not Publicly Traded, the Company shall have the right, exercisable within 60 days after the later of (i) the date of Option's termination of employment with the Company or a Subsidiary or (ii) the date of the exercise by any Optionee of the Option pursuant to any provision of this Plan, to purchase any shares of Common Stock (or securities into which any Common Stock has been converted) that were acquired pursuant to the exercise of an Option under this Plan ("Option Shares"). To the extent that an Optionee holds exercisable Options at the time of termination of employment, the Company may elect to purchase such exercisable Options in the same manner as the Option Shares at a price equal to the Repurchase Price (as hereinafter defined) less the exercise price of such exercisable Options.

                  (b) The Repurchase Price for the purchase of the Option Shares shall be the Fair Market Value of the Common Stock.

                  (c) To the extent that the Company has the right to purchase Option Shares, the Company may exercise such right by delivery (upon or within sixty days after the later of Optionee's termination of employment with the Company or a Subsidiary or exercise by an Optionee of the Option) of written notice to the Optionee (or such other person exercising such Option) stating the full number of Option Shares that the Company has elected to purchase, the purchase price per Option Share, and the time of purchase (which time shall not be earlier than 5 days from the date of notice). At the time of purchase, the Optionee shall deliver the certificate or certificates representing his Option Shares to the Company at its offices and shall execute any stock powers or other instruments as may be necessary to transfer full ownership of the Option Shares to the Company. At the time of purchase, the Company shall issue its own check within 60 days to the Optionee in an amount equal to the aggregate purchase price for the Option Shares for which the Company has exercised its right to purchase, less any amounts required to be withheld under applicable laws. In the event of Optionee's death or disability, the Company's right to purchase and the manner of purchase shall apply with regard to the Optionee's estate, beneficiary, administrator or personal representative.

         9.4 Adjustments. The number of shares of Common Stock of the Company authorized for issuance under the Plan, as well as the price to be paid and the number of shares issued upon exercise of outstanding Options, shall be adjusted by the Company to reflect any stock split, stock dividend, recapitalization, merger consolidation, reorganization, combination or exchange of shares or other similar event.

         9.5 Use of Proceeds. The proceeds from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company and may be used for such corporate purposes as the Company may determine.

         9.6 Substitution of Options.

                  (a) The Committee may, with the consent of the holder of any Option granted under the Plan, cancel such Option and grant a new Option in substitution therefor, provided that the Option as so substituted shall satisfy all of the requirements of the Plan as of the date such new Option is granted.

                  (b) Options may be granted under the Plan in substitution for options held by individuals who are employees of another corporation and who become Employees of the Company or any Subsidiary of the Company eligible to receive Options pursuant to the Plan as a result of a merger, consolidation, reorganization or similar event. The terms and conditions of any Options so granted may vary from those set forth in the Plan to the extent deemed appropriate by the Committee in order to conform the provisions of

         Options granted pursuant to the Plan to the provisions of the options in substitution for which they are granted.

         9.7 Restrictive Legends.

                  (a) Certificates representing shares of Common Stock delivered pursuant to the exercise of Options shall bear an appropriate legend referring to the terms, conditions and restrictions described in this Plan. Any attempt to dispose of any such shares of Common Stock in contravention of the terms, conditions and restrictions described in the Plan shall be ineffective, null and void, and the Company shall not effect any such transfer on its books.

                  (b) Any shares of Common Stock of the Company received by an Optionee (or his or her heirs, legatees, distributees or legal representative) as a stock dividend on, or as a result of a stock split, combination, exchange of shares, reorganization, merger, consolidation or otherwise with respect to, shares of Common Stock received pursuant to the exercise of Options, shall be subject to the terms and conditions of the Plan and bear the same legend as the shares received pursuant to the exercise of Options.

         9.8 Notices. Any notice required or permitted hereunder shall be sufficiently given only if delivered personally, sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at its principal place of business or sent by a nationally recognized overnight delivery service, and to the Optionee at the address on file with the Company at the time of grant hereunder, or to such other address as either party may hereafter designate in writing by notice similarly given by one party to the other.

         9.9 Prior Option Agreements. Each Option Agreement entered into prior to the effective date of this Plan is hereby amended to conform to the provisions of the Plan.

         9.10 Effective Dates. The Plan is effective December 1, 1998, subject to any required shareholder approval.

         IN WITNESS WHEREOF, upon authorization of the Board of Directors and the Shareholders of the Company entitled to vote, the undersigned has caused the Cinemark USA, Inc. Long Term Incentive Plan to be executed effective as of the 1st day of December, 1998.

                                   CINEMARK USA, INC.


                                   By: /s/ Lee Roy Mitchell
                                       -----------------------------------------
                                   Name:  Lee Roy Mitchell
                                   Title: Chairman and Chief Executive Officer